Exhibit 3.9

, 4 ROSS iffiLLE,R $e!arewirpf stiac. (14 Net% Carado St7sel, Sul CinsoriCiihir Nelda e9TV1-4299 (1716 Wite.rtg; Wilifmr.roedit.gogr it ihe r_ime ei Certificate of Amendment puRsu.Arfr-rr3 NPs 7e.a5 AMID 79.3DD) ecreim sm. hz flicru.1.3 utailuirx CRLY -PO hO7 Nu:H.11213W Attutot . ALSEiiRd11bM4rtEkimay igsdific.-03Qr A rri � ArricLosof l iteorepraticin For Nevada. L mrit ipArporalionis Fur/ ward to MRS 78385 and .39O - After Imswanee of &Zell) _U me Oorporation: uOls2Lrerr, CORPORATirm . The ant e r have been arvien.ded as fullomarroftrieide ankle. numers, rf muirsibia) • . - _. Upon the filing Cif' cOrliirmita .34titrAmerit, the corporation ghaill effect a one-for-1(101rcvcis* spi[rw y : mak Rhirro onitiraga stock, par vaiuc $0.(10.1 p r LIMITC wiiigu.1 Say c tien on the part of rkie riot ier, cicorrbl+ moi he converkd Jri1 sham of acme* EJLOCk., [113-value $U.CRJJ is 5.1.K1 Ire GOCMaktrt Wit tlICI RIVErr:IC no "'oakum.' shams shalE ['•istilicd. in litiw yr fracti•Nlii share. inly fractional share UP. %T A El regbEE htat NIC50.15�riri rblatided Up NJ thr r-eM nurahar Lir sham for ilach nharchojc14-r, 3. The vote by which the storldioicrers ho:dirie shares in Me corporation entItEIng lion to exercise a IsaAt a majority of the voting power, or such greater proportion of the voting pour .as may be requ'rni it the. case of a vote by classes ur sexes, oi as n-tayla.e required by the proviskns. of the Articles of incorparafthe hove voted in (Moor Of the amendrieni is: Ri. 154 of ttre. Vgring Shwa; 4. Effterve date of filing: (optional) .rnLEIrt Floc b* 110F rim 9D * m arI#lo teraimie rs aser, . Signature: (requirld fn. X Sigemituvi or-orriolit,th Sim Sesi=1, Chia F44.etiu.tivc G±Tictr nY pro iE rx+iik alt " r 6."21r1V EBY Prefern e or any- relative Or CrIhrr rig Fr ghrur. lo any erizr. %ir ries 0 outelmding ehereN 1hen ltra qiirrirrert5ent muM J ii Epp-mull by the voic j a:d(.141cri the affirm,Ithm ccre_rwise the shorsi rRprosere.ii-g ¢ frieykrriky cif tin wiring power Or BEM d' or xiw !Fyr. zrra.ndwiftri, 1,,wegllass b' Mist dalalt. do VA vt6rkg trtrieial. IIMPORTANTt Faure tv Ery cif El-e sixorei irstmnairm- cod Al,lbrrii 4119 the prKlEir fan may r_4.ite 11-1h. filing maygda avcrry• K.1:02 Append 1}..c.ri! Alar b's ?Gm? Muth* 13,401irripenled itocruppriakii Renal -E1-1:11